Exhibit 99.1

enVVeno Medical Presents Positive Preliminary Device Related Material Adverse Event (MAE) Data from the VenoValve Pivotal Trial at the 50th Annual VEITH Symposium

- No Deaths or Pulmonary Embolisms Occurring During the 30 Day MAE Period

- Expected Overall Device-Related Material Adverse Event Rate of 8% for the Fully Enrolled 75 Patient Study

- Six (6) DVT Related MAEs

IRVINE, Calif. – November 16, 2023 – enVVeno Medical Corporation (Nasdaq: NVNO) (“enVVeno” or the “Company”), a company setting new standards of care for the treatment of venous disease, today announced that positive preliminary device related Material Adverse Event (MAE) safety data from the SAVVE U.S. pivotal trial for the VenoValve is being presented today at the 50th Annual VEITH symposium in New York. The preliminary device related MAE rate for the fully enrolled 75 subject study is reported to be eight percent (8%).

MAEs for the SAVVE study are defined as all-cause mortality, pulmonary embolisms (PEs), ipsilateral deep vein thromboses (DVTs), bleeding, and deep wound infections, occurring within thirty (30) days of enrollment in the study. The report on MAEs presented at the conference indicates no deaths, no pulmonary embolisms, and six (6) deep vein thromboses (DVTs), from the fully enrolled cohort of 75 patients.

“We are very encouraged by the safety data from our SAVVE pivotal study. Importantly, there were no deaths or pulmonary embolisms and a comparatively low DVT rate during the initial thirty (30) day safety monitoring period for this otherwise high-risk group of patients,” commented Robert Berman, CEO of enVVeno Medical. “Patients such as those enrolled in the SAVVE study who have had one or more DVTs and that develop Chronic Venous Insufficiency are known to have DVT recurrence rates as high as 18% at one year. With recurrent DVTs occurring immediately or soon after valve implantation being the primary reason why other attempts at replacement venous valves have failed over the past several decades, we are happy to pass this important thirty (30) day safety milestone.”

MAEs for the SAVVE study are adjudicated by an independent Clinical Events Committee (CEC) and the overall safety of SAVVE is monitored by an independent Data Safety Monitoring Board (DSMB). MAEs are adjudicated by the CEC as being severe, moderate, or mild in severity and as having a causal relationship to either the device or the procedure. Three (3) of the DVT MAEs have been adjudicated by the CEC as being device related and mild in severity. The other three (3) DVT MAEs have not yet been adjudicated by the CEC but are expected to yield similar results.

While certain types of MAEs such as deaths, PEs, and DVTs are of prime concern because they are more likely to permanently impair the long-term health of the patient, other types of MAEs such as procedure related bleeding and wound infections are acute, episodic events, that are less likely to have any permanent negative impact and are therefore of less significance. In addition, safety events such as deaths, PEs and DVTs are more likely to be caused by the device, while bleeds (which most often occur outside of the target vein), and wound infections, are more likely to have a causal relationship to the procedure.

As to the clinical impact of the DVT MAEs, three (3) of the patients have shown significant clinical improvement when comparing most recent rVCSS values to baseline scoring, two (2) of the patients have not yet reached the ninety (90) day visit where clinical change is evaluated, and one (1) patient voluntary withdrew from the study after thirty (30) days.

The preliminary topline MAE related safety data from SAVVE also includes a higher-than-expected procedure related bleeding rate for a small sub-group of contiguous patients, all of which occurred within the first two (2) weeks after surgery, were deemed to be moderate in severity by the CEC, and resulted from anticoagulation medication, as well as an expected rate of wound infections at the site of the skin incisions. All safety and associated clinical data for these patients is unaudited, and subject to change.

The CEC will continue to adjudicate safety events and the DSMB will continue to monitor the overall safety of SAVVE throughout the duration of the study. All safety events will also be evaluated by the U.S. Food and Drug Administration (FDA), as part of the Company’s application seeking pre-market approval (PMA) for the VenoValve. The Company plans to present initial topline efficacy data from the SAVVE study in Q2 of 2024 and expects to be ready to file the PMA application for the VenoValve with the FDA in Q4 of 2024.

Severe Chronic Venous Insufficiency is a debilitating disease that most often occurs when valves inside of the veins of the leg fail, causing blood to flow in the wrong direction (reflux) and increased pressure within the veins of the leg (venous hypertension). Symptoms of severe CVI include leg swelling, pain, edema, and recurrent open sores known as venous ulcers. The disease can severely impact everyday functions such a sleeping, bathing, and walking, and is known to result high rates of depression and anxiety. There are currently no effective treatments for severe CVI of the deep vein system caused by valvular incompetence and the Company estimates that there are approximately 2.5 million new patients each year in the U.S. that could be candidates for the VenoValve.

In addition to the VenoValve, the company is also developing enVVe®️, a non-surgical based replacement venous valve that is delivered by transcatheter via a minimally invasive procedure. The Company expects to be ready for the enVVe pivotal trial in Q4 of 2024.

For more information on the VenoValve and enVVe, please visit enVVeno.com.

About enVVeno Medical Corporation

enVVeno Medical (NASDAQ:NVNO) is an Irvine, California-based, late clinical-stage medical device company focused on the advancement of innovative bioprosthetic (tissue-based) solutions to improve the standard of care for the treatment of venous disease. The Company’s lead product, the VenoValve®, is a first-in-class surgical replacement venous valve being developed for the treatment of deep venous Chronic Venous Insufficiency (CVI). The Company is also developing a non-surgical, transcatheter based replacement venous valve for the treatment of deep venous CVI called enVVe™. CVI occurs when valves inside of the veins of the leg become damaged, resulting in the backwards flow of blood (reflux), blood pooling in the lower leg, increased pressure in the veins of the leg (venous hypertension) and in severe cases, venous ulcers that are difficult to heal and become chronic. Both the VenoValve and enVVe are designed to act as one-way valves, to help assist in propelling blood up the leg, and back to the heart and lungs. The VenoValve is currently being evaluated in the SAVVE U.S. pivotal study and the company is currently waiting for regulatory approval to begin the TAVVE early feasibility study for enVVe.

Cautionary Note on Forward-Looking Statements

This press release and any statements of stockholders, directors, employees, representatives and partners of enVVeno Medical Corporation (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results and timing (may differ significantly from those set forth or implied in the forward-looking statements. Forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

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INVESTOR CONTACT:

Jenene Thomas, JTC Team, LLC

NVNO@jtcir.com

(833) 475-8247